EXHIBIT 10.60

AMENDMENT NO. 1. TO

STOCK PURCHASE AGREEMENT

DATED FEBRUARY 26, 2002

This Amendment No. 1 (“Amendment”) to the Stock Purchase Agreement dated February 26, 2002 (“Agreement”) is made and entered into as of the 25th day of March, 2002, by and between Zamba Corporation, a Delaware corporation (“Zamba”), and Joseph B. Costello (the “Purchaser”).

WHEREAS, the parties intend by this Amendment to clarify the understanding between them that the shares referred to in the Agreement are those that are owned by Zamba;

NOW, THEREFORE, the parties agree as follows:

1.                The defined term “NextNet Preferred Stock” shall be removed from the Agreement and replaced in each location where it appears with the defined term “Zamba’s NextNet Stock.”

2.                Section 1(b)(i) shall be modified by deleting, from the first and second lines, the phrase “received by the shareholders of NextNet,” and replacing this phrase with the following: “determined.”

3.                Except as set forth herein, the terms and conditions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date set forth in the first paragraph.

ZAMBA CORPORATION		THE PURCHASER:

By:	/s/ Michael H. Carrel	/s/ Joseph B. Costello
Name:	Michael H. Carrel	Joseph B. Costello
Title:	CFO